                                  EXHIBIT 22.1

         --------------------------------------------------------------


                          The Commercial Bancorp Inc.'s
                               1999 Annual Meeting
                                 Proxy Statement

                          THE COMMERCIAL BANCORP, INC.
                                258 N. Nova Road
                           Ormond Beach, Florida 32174


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 20, 1999


Solicitation and Voting of Proxies

         This Proxy Statement and the accompanying Proxy are being furnished to shareholders of The Commercial Bancorp, Inc. ("TCB" or the "Company") in connection with the solicitation of proxies by the Board of Directors to be used at the Company's Annual Meeting of Shareholders ("Annual Meeting") or any adjournment thereof, which will be held on Tuesday April 20, 1999 at 2:00 p.m., Local Time at The Trails Homeowners Association Community Center, 201 Main Trail, Ormond Beach, Florida.

         Regardless of the number of shares of common stock owned, it is important that shareholders be represented by Proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage prepaid envelope. Shareholders are urged to indicate the way they wish to vote in the space provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the management director nominees set forth below; and "FOR" ratification of the appointment of Hacker, Johnson, Cohen & Grieb, PA as the independent auditors of TCB for the fiscal year ending December 31, 1999.

Revocation of Proxy

         A shareholder's presence at this Annual Meeting will not automatically revoke his or her Proxy. Shareholders may revoke a Proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed Proxy bearing a later date, or by attending this Annual Meeting and voting in person.

Voting Securities

         The securities which may be voted at this Annual Meeting consist of shares of common stock of TCB ("Common Stock") with each share entitling its owner to one vote for the election of directors and any other matters that may come before the Annual Meeting. The close of business on March 23, 1999 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and any adjournment thereof. The total number of shares of the Company's Common Stock outstanding on the record date was 464,791 shares which are held by approximately 350 shareholders.

         The presence, in person or by Proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum to approve any Proposal at the time of the Annual Meeting, this Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Certain Shareholders

         As of March 23, 1999, no persons or apparent groups of persons, other than Officers or Directors of the Company, are known by management to own beneficially five percent or more of the outstanding shares of TCB's Common Stock.


                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of TCB is composed of seven members. The Board of Directors are divided into three classes and the terms of each class are staggered so that approximately one-third of the directors are elected each year. There are three Class I directors to be elected to a three-year term.

         Management's  nominees to fill the terms are Gary G. Campbell,  Richard
R. Dwyer, and Clarence W. Singletary each of whom, except for Mr. Singletary are presently directors of TCB. Mr. Singletary has served as a member of The Commercial Bank of Volusia County's Board of Directors since October, 1997.

         It is intended that the proxies solicited by the Board of Directors will be voted "FOR" the election of said nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend. At this time the Board of Directors knows of no reason why any nominee might not be able to serve.

--------------------------------------------------------------------------------
         The Board of Directors recommends that shareholders vote "FOR" election of the nominees.
--------------------------------------------------------------------------------

         The following table describes the period that each nominee has served as a director of TCB, his position and offices held, with the Company, his principal occupation or employment, and further contains information as of March 19, 1999, with respect to the beneficial ownership (as such term is defined under the Rules and Regulations of the Securities Exchange Commission) of the Company's Common Stock held by each nominee, each director and all directors as a group.



Name, age, principal                                                            Amount and nature
occupation, director-                                               Current     of beneficial
ships and business                                   Director       term        ownership of             Percent
experience                                           since          expires     Common Stock             of class(1)
----------                                           -----          -------     ------------             -----------

Management's nominees for Three-Year Terms:

Class I Directors
-----------------

Gary G. Campbell, Age 45                               1996         1999        5,500(2)                0.95%
Executive Vice President and Senior
Loan Officer, First State Bank of
Florida, 1992-1996; President of The
Commercial Bank, 1996 - current;
Director, President and Chief Executive
Officer of the Bank 1997 - current.

Richard R. Dwyer, Age 44                               1998         1999       20,000(3)                3.47%
Specialty stock trader and partner of
M. J. Meehan & Company, a New
York Stock Exchange Trading Company,
1986 - 1996.  Financial Advisor, Raymond
James Financial Services, 1998 - current.
Member of the Board of Directors of the
Bank, 1997 - current.

Clarence W. Singletary, Age 63                         -            -          10,000(4)                1.73%
Real estate developer since 1987.
Owner/Operator Bono's Bar-B-Q,
Holly Hill.  Member of the Board
of Directors of the Bank, 1997 - current.

Continuing directors:

Class II Directors
------------------

James R. Peacock, Age 52                               1996         2000      105,268(5)               18.25%
Owner/Operator Jim Peacock Dodge
1981 - 1993; Director and Management
Consultant of Profitable Management
Services, Inc. 1988 - current.

James F. McCollum, Age 53                              1998         2000          500(6)                0.09%
Attorney, 1972 - current; Shareholder
and partner McCollum, Oberhausen &
Tuck, LLP, 1997 - current.


Class III Directors
-------------------

Larry A. Kent, Age 46                                  1996         2001       69,282(7)               12.01%
President and Owner Larry Kent Homes,
Inc. 1974 - 1993; Owner operator of
Burger King  franchise  restaurants  1993 -
current;  Member of Board of Directors
First State Bank of Florida, 1987 - 1996;
Chairman of The Commercial Bank 1996
current; member of the Board of Directors
of the Bank.

                                                           3




H. Frederick Keiber, MD, Age 53                        1998         2001        2,000(8)                0.35%
Ophthalmologist and Owner Keiber Eye
Center 1975 - current; majority owner
Keiber Optical Company 1983 - current;
Majority owner Surgical Center of Central
Florida 1989 - current.


----------------------------------------

(1) Percentage computed on 464,791 shares issued and outstanding, plus 100,150 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's stock offering and 2,500 presently exercisable stock options for a total of 576,941 beneficial shares.

(2) Includes 1,500 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering, 2,500 presently exercisable stock options and 1,500 shares owned individually.

(3) Includes 10,000 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering and 10,000 shares owned individually.

(4) Includes 500 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering and 5,000 shares owned individually.

(5) Includes 52,509 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering and 52,509 shares owned individually. Includes 250 shares owned by Mr. Peacock's wife, Myrtice Peacock.

(6) Includes 250 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering and 250 shares owned individually.

(7) Includes 34,641 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering and 34,641 shares owned individually.

(8) Includes 1,000 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering and 1,000 shares owned individually.


Board of Directors Meetings

         During the year ended December 31, 1998, the Board of Directors held 9 meetings. All but two directors of the Company, attended fewer than 75% of the total meetings of the Board of Directors.

Committees of the Board of Directors

         The Board of Directors of the Company may conduct business through its Executive Committee.

Directors' Compensation

         TCB did not pay any fees or other compensation to its Directors for the period ending December 31, 1998 and neither TCB nor the Bank currently pays Directors any fees or other compensation.

Executive Compensation


                                                   Summary Compensation Table
                                                                                               Long-term
                                                       Annual Compensation                    compensation
                                                       -------------------                    ------------
        Name and                                                         Other annual           Stock            All other
   principal position        Year        Salary(1)        Bonus          compensation          options         compensation
   ------------------        ----        ---------        -----          ------------          -------         ------------
Gary G. Campbell             1998         $   93,681       N/A                 -                 10,000              0
President & CEO              1997         $   75,000    $ 5,000                -                      0              0

--------------------------------

(1)  Mr. Campbell's base salary for 1999 is $105,000 per year.


         Robert M. Montgomery, President and Chief Executive Officer of the Bank will receive a base salary of $100,000 per year beginning January, 1999.

Benefits

         Insurance: TCB's full-time officers and employees are provided hospitalization, major medical, short and long-term disability, dental insurance and term life insurance under group plans on generally the same basis to all full-time employees. The Bank pays all of the costs of this insurance.

         Bonuses: Neither the Company nor the Bank has an established bonus policy for employees. The payment of any future bonus is at the sole discretion of the Board of Directors.

Certain Relationships and Related Transactions

         Set forth below is certain information as of December 31, 1998 concerning loans made by the Bank to each of its directors, executive officers and their immediate families whose aggregate indebtedness to the Bank exceeded $60,000 at anytime since January 1, 1998.


                           [TABLE SHOWN ON NEXT PAGE]

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

                                                                           Largest
                                                                            Amount              Balance
                                                         Maturity         Outstanding            as of
                                          Date of         Date of        from January          December         Interest
                 Name                      Loan            Loan             1, 1998            31, 1998           Rate        Type
              ----------                 --------        --------       ---------------      ------------       --------     -----
         Stanley S. Bronski              07/01/98        04/01/99              68,350             68,350           8.75%     CLCU
            J S Associates               01/14/98        11/28/03             628,911            628,911           8.75%     CLR
                                                                              -------            -------
                  Total                                                       697,261            697,261
                                                                              =======            =======
         Gary G. Campbell                12/22/97        01/01/28             144,976            143,737           7.50%      ML
                                         12/18/98        12/15/00               4,100              4,100          11.00%      CL
                                                                            ---------          ---------
                  Total                                                       149,076            147,837
                                                                              =======            =======
         Richard R. Dwyer                01/09/98        03/09/99             320,000            320,000           8.75%      CLR
                                         05/18/98        03/31/99             100,000             68,637           8.75%      CLCU
                                                                              -------           --------
                  Total                                                       420,000            388,637
                                                                              =======            =======
         Lawrence A. Kent                11/25/97        03/31/99             150,000            150,000           8.75%      CLCU

         James R. Peacock                10/17/97        03/31/99             300,000            300,000           8.75%      CLCU
                                         06/10/98        05/01/99             175,000            175,000           8.75%      CLCU
           Peacock Chrysler
              Plymouth Dodge Jeep        10/06/98        04/06/99             150,000            150,000           8.75%      CLCU
                                                                              -------            -------
                  Total                                                       625,000            625,000
                                                                              =======            =======
         Clarence W. Singletary          11/25/97        03/31/99             114,121            114,121           8.75%      CLCU
           Singletary-Merrell
              Partnership                11/21/97        03/31/99             128,541            128,541           8.75%      CLCU
           Merrecull, Inc.               08/28/98        08/28/99             202,031            202,031           8.75%      CLCS
                                                                              -------            -------
                  Total                                                       444,693            444,693
                                                                              =======            =======


         Note: "CL" (Fixed Rate Consumer Loan); "ML" (Adjustable Mortgage Loan made at the market interest rate); "CLCU" (Commercial Line of Credit - unsecured); "CLCS" (Commercial Line of Credit - secured) Interest rates on all loans above are adjustable; "CLR" (Commercial Real Estate).


         Banks and other financial institutions are governed by the provisions of Section 22(h) of the Federal Reserve Act. Any credit extended by the Bank to its directors, executive officers and, to the extent otherwise permitted, principal shareholder(s), or any affiliates thereof, must be: (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features.

         The above loans were made to the directors and officers on substantially the same terms as they are made to other customers of the Bank. All loans are current in their contractual payments for both principal and interest and, in management's opinion, do not involve more than the normal risk of collectibility.

                  PROPOSAL II - RATIFICATION OF APPOINTMENT OF
                AUDITORS FOR FISCAL YEAR ENDING DECEMBER, 31 1999

         TCB's independent auditors for the fiscal year ended December 31, 1998, were Hacker, Johnson, Cohen & Grieb, PA. The Board of Directors has appointed Hacker, Johnson, Cohen & Grieb to be its independent auditors for the fiscal year ending December 31, 1999, subject to shareholder ratification.

--------------------------------------------------------------------------------
         The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Hacker, Johnson, Cohen & Grieb, PA as independent auditors for the fiscal year ending December 31, 1999.
--------------------------------------------------------------------------------

Solicitation

         The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by TCB. Proxies may be solicited by directors, officers or regular employees of the Company or the Bank in person or by telephone, telegraph or mail. TCB will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable out-of-pocket expenses in doing so.

Shareholder Proposals

         In order to be eligible for inclusion in TCB's Proxy material for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such Annual Meeting must be received at the Corporate Office of the Company, 258 N. Nova Road, Ormond Beach, Florida 32174, on or before December 22, 1999. Proposals must comply with the provisions of 17 C.F.R. Section 240.14a-8 ("Rule 14a") of the rules and regulations of the Securities and Exchange Commission in order to be included in the Company's Proxy materials.

         New business may be taken up at the Annual Meeting, provided the proposal is stated in writing and filed with the Secretary of the Company at least ten (10) days before the Annual Meeting. Any shareholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Company's Secretary by the above date, such proposal shall be laid over for action at an adjourned Annual Meeting or at a Special Meeting taking place 30 or more days thereafter. This provision does not prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such Annual Meeting unless stated and filed as provided herein.

Annual Report

         A copy of the Company's 1998 Annual Report accompanies this Proxy Statement.






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


Other Matters

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                                    The Commercial Bancorp, Inc.




Ormond Beach, Florida
March 31, 1999



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